As filed with the Securities and Exchange Commission on February 5, 2001
                                                    Registration No. 333-
                                                                         -------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                          NORTHWEST NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)

                                   ----------


            OREGON                                         93-0256722
 (State or other jurisdiction                            (IRS Employer
of incorporation or organization)                      Identification No.)

220 N.W. SECOND AVENUE
PORTLAND, OREGON                                              97209
(Address of Principal                                       (Zip Code)
    Executive Offices)

                                   ----------

                          NORTHWEST NATURAL GAS COMPANY
                            RETIREMENT K SAVINGS PLAN
                              (Full title of plan)

                               -------------------

                                    C. J. RUE
                                    SECRETARY
                          NORTHWEST NATURAL GAS COMPANY
                             220 N.W. SECOND AVENUE
                             PORTLAND, OREGON 97209
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 226-4211

                                    Copy to:
                                 DENNIS LEYBOLD
                                 STOEL RIVES LLP
                         900 SW FIFTH AVENUE, SUITE 2600
                           PORTLAND, OREGON 97204-1268

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                       Proposed    Proposed
                                       Maximum     Maximum
                       Amount          Offering    Aggregate
Title of Securities    to Be           Price Per   Offering     Amount of
to Be Registered       Registered      Share (1)   Price (1)    Registration Fee
-------------------    ----------      ----------  ----------   ----------------

Common Stock,          500,000 shares  $24.225     $12,112,500  $3,028.13
$3 1/6 par value
(including attached
Rights to Purchase
Common Stock)

--------------------------------------------------------------------------------

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee is based on $24.225, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 1, 2001 as reported in The Wall Street Journal.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.
          ---------------------------------------

     The following documents filed by Northwest Natural Gas Company (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report and the latest annual report of the Northwest Natural Gas Company Retirement K Savings Plan (the "Plan") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or, in the case of the Company, the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Company's annual report or prospectus referred to in (a) above.

          (c) The descriptions of the Common Stock of the Company and the Rights to Purchase Common Stock contained in the Company's registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating the descriptions.

     All reports and other documents subsequently filed by the Company or the Plan pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          -------------------------

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Oregon Business Corporation Act (the "Act") provides, in general, that a director or officer of a corporation who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of the corporation:

     (1) shall be indemnified by the corporation for all expenses of such litigation when the director or officer is wholly successful on the merits or otherwise;

     (2) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative lawsuit) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful); and

     (3) may be indemnified by the corporation for expenses of a derivative lawsuit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation) if he or she acted in good faith and in a manner reasonably believed to be in, or at least not opposed to, the best interests of the corporation, provided the director or officer is not adjudged liable to the corporation.

     The Act also authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director's or officer's good faith belief that the standard of conduct in Section (2) or (3) above has been met and a written undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she did not meet that standard and, therefore, is not entitled to be indemnified. The Act also provides that the indemnification provided thereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     The Company's Bylaws provide that the Company shall indemnify directors and officers to the fullest extent permitted under the Act, thus making mandatory the discretionary indemnification authorized by the Act.

     The Company's Restated Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law, which may be broader than the indemnification authorized by the Act.

     The Company's shareholders have approved and the Company has entered into indemnity agreements with its directors and officers which provide for indemnity to the fullest extent permitted by law and also alter or clarify the statutory indemnity in the following respects:

     (1) prompt advancement of litigation expenses is provided if the director or officer makes the required affirmation and undertaking;

     (2) the director or officer is permitted to enforce the indemnity obligation in court and the burden is on the Company to prove that the director or officer is not entitled to indemnification;

     (3) indemnity is explicitly provided for judgments and settlements in derivative actions;

     (4) prompt indemnification is provided unless a determination is made that the director or officer is not entitled to indemnification; and

     (5) partial indemnification is permitted if the director or officer is not entitled to full indemnification.

     The Company maintains in effect a policy of insurance providing for reimbursement to the Company of payments made to directors and officers as indemnity for damages, judgments, settlements, costs and expenses incurred by them which the Company may be required or permitted to make according to applicable law, common or statutory, or under provisions of its Restated Articles of Incorporation, Bylaws or agreements effective under such laws.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not Applicable.

Item 8.   Exhibits.
          --------

     4.1 Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit 3a to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 0-994.

     4.2  Bylaws of the Company, as amended. Incorporated by reference to
          Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, File No. 0-994.

     4.3 Rights Agreement, dated as of February 27, 1996, between the Company and Boatmen's Trust Company (ChaseMellon Shareholder Services, successor), which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares. Incorporated by reference to Exhibit 1 to Form 8-A, dated February 27, 1996, File No. 0-994.

     23.1 Consent of PricewaterhouseCoopers LLP.

     24.1 Powers of Attorney.

     The Company hereby undertakes that it has submitted the Northwest Natural Gas Company Retirement K Savings Plan (the "Plan") and any amendments thereto, and will submit any future amendments, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.   Undertakings.
          ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on February 5, 2001.

                                       NORTHWEST NATURAL GAS COMPANY


                                       By   /s/ Richard G. Reiten
                                         --------------------------------------
                                         Richard G. Reiten
                                         Chairman, President and Chief Executive
                                         Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 5, 2001.

Signature                          Title
---------                          -----


/s/ Richard G. Reiten              Chairman, President and Chief Executive
------------------------------     Officer and Director
Richard G. Reiten                  (Principal Executive Officer)


/s/ Bruce R. DeBolt*               Senior Vice President, Finance,
------------------------------     and Chief Financial Officer
Bruce R. DeBolt                    (Principal Financial Officer)


/s/ Stephen P. Feltz*              Treasurer and Controller
------------------------------     (Principal Accounting Officer)
Stephen P. Feltz


/s/ Mary Arnstad*                  Director
------------------------------
Mary Arnstad


/s/ Thomas E. Dewey, Jr.*          Director
------------------------------
Thomas E. Dewey, Jr.

/s/ Tod R. Hamachek*               Director
------------------------------
Tod R. Hamachek


/s/ Richard B. Keller*             Director
------------------------------
Richard B. Keller


/s/ Wayne D. Kuni*                 Director
------------------------------
Wayne D. Kuni


/s/ Randall C. Pape*               Director
------------------------------
Randall C. Pape


/s/ Robert L. Ridgley*             Director
------------------------------
Robert L. Ridgley


/s/ Dwight A. Sangrey*             Director
------------------------------
Dwight A. Sangrey


/s/ Melody C. Teppola*             Director
------------------------------
Melody C. Teppola


/s/ Russell F. Tromley*            Director
------------------------------
Russell F. Tromley


/s/ Benjamin R. Whiteley*          Director
------------------------------
Benjamin R. Whiteley


/s/ Richard L. Woolworth*          Director
------------------------------
Richard L. Woolworth

     *By  /s/ C.J. Rue,
       ------------------------------
          C.J. Rue,
          Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, the Northwest Natural Gas Company Retirement K Savings Plan Administrative Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on February 5, 2001.

                                        NORTHWEST NATURAL GAS COMPANY
                                        RETIREMENT K SAVINGS PLAN


                                        By   /s/ C.J. Rue
                                          --------------------------------------
                                             C.J. Rue, Chairman
                                             Retirement K Savings Plan
                                             Administrative Committee

                                  EXHIBIT INDEX

Exhibit
Number         Document Description
-------        --------------------

4.1            Restated Articles of Incorporation of the Company, as amended.
               Incorporated by reference to Exhibit 3a to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, File No. 0-994.

4.2            Bylaws of the Company, as amended. Incorporated by reference to
               Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, File No. 0-994.

4.3 Rights Agreement, dated as of February 27, 1996, between the Company and Boatmen's Trust Company (ChaseMellon Shareholder Services, successor), which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares. Incorporated by reference to
               Exhibit 1 to Form 8-A, dated February 27, 1996, File No. 0-994.

23.1           Consent of PricewaterhouseCoopers LLP.

24.1           Powers of Attorney.